Exhibit 99.1
TALBOTS REPORTS FIRST QUARTER FISCAL 2011 RESULTS
- Earnings Per Share of $0.01; Adjusted Earnings Per Share of $0.08
-Operating Income of $3.2M; Adjusted Operating Income of $7.6M
- Company Comments on Second Quarter
     HINGHAM, MA, June 7, 2011 — The Talbots, Inc. (NYSE:TLB) today reported results for the quarter ended April 30, 2011.
     First quarter income from continuing operations was $0.9 million, or $0.01 per share, compared to last year’s loss from continuing operations of $7.1 million, or $0.12 per share.
     Adjusted first quarter income from continuing operations was $5.3 million, or $0.08 per share, excluding special items of $4.4 million, or $0.07 per share, compared to last year’s adjusted income from continuing operations of $21.7 million, or $0.38 per share.
     A full reconciliation of GAAP to non-GAAP (“adjusted”) items is included with this release.
     Trudy F. Sullivan, Talbots President and Chief Executive Officer, commented, “Our first quarter performance reflects an inconsistent customer response to our merchandise assortments, a challenging competitive environment and high levels of promotional activity. Although we did see a positive customer reaction to our March brand moment, our February and April brand moments underperformed and sales in each month of the quarter decreased year over year.”
     “We have been vigorously addressing our challenges, while continuing with the implementation of our key long-term initiatives. Our focus has been on directing our merchandise strategies to deliver a stronger balance of classic versus fashion forward styles in our assortments and implementing broader based marketing initiatives that better connect with our core and target customers to drive top-line growth.”
First Quarter 2011 Operating Results:
•	Operating income was approximately $3.2 million, compared to prior year’s operating income of $2.9 million.

•	Adjusted operating income, excluding special items of $4.4 million, was $7.6 million, a decrease of $24.1 million, compared to prior year’s adjusted operating income of $31.7 million.

•	Net sales decreased 6.0% to $301.3 million, compared to $320.7 million in the same period last year.

•	Consolidated comparable sales decreased 7.7%. Beginning with the first quarter 2011, the Company will report consolidated comparable sales inclusive of its direct marketing channel, which includes Internet, catalog and red-line sales. Consolidated comparable sales exclude stores scheduled to close under the Company’s store rationalization plan. Two years of comparable prior year periods have been prepared and are available on the Company’s website under “Investor Relations/Financial Highlights.”

•	Store sales decreased 6.5% to $240.8 million, compared to $257.6 million in the same period last year. Comparable store sales decreased 8.2% in the first quarter of 2011, excluding stores scheduled to close under the Company’s store rationalization plan.

•	Direct marketing sales, including Internet, catalog and red-line, decreased 4.0% in the quarter to $60.5 million, compared to $63.1 million in the same period last year.

•	Cost of sales, buying and occupancy as a percent of net sales increased 800 basis points to 64.4% compared to 56.4% last year. This increase is primarily due to an 880 basis point deterioration in merchandise margin, resulting from higher levels of markdowns and promotional activity. The increase was partially offset by an 80 basis point improvement in buying and occupancy expenses as a percent of net sales.

•	Selling, general & administrative (SG&A) expenses as a percent of net sales decreased 60 basis points to 33.1%, reflecting an $8.3 million decrease in SG&A expenses over the prior year period. This dollar decrease was due primarily to the reduction of certain components of performance-based management incentive compensation.

•	Total inventory increased 13.1% to $177.1 million, compared to $156.7 million in the same period last year, due to lower than anticipated sales volume in the quarter and a planned increase in spring receipts.

•	Total outstanding debt was $86.8 million, a decrease of $7.3 million compared to $94.1 million in the same period last year.

•	In the first quarter, the Company opened 6 Talbots upscale outlets, closed 6 Talbots stores and ended the period with 568 stores, including 34 Talbots upscale outlet stores.
     In line with its previously announced plans to close approximately 90 to 100 stores and to consolidate and/or downsize approximately 15 to 20 stores over two years, the Company announced that it plans to close approximately 110 stores in total, including 13 consolidations. Approximately 83 stores are expected to close in fiscal 2011, approximately 25 stores are planned for closure in fiscal 2012 and approximately 2 stores are planned to close in fiscal 2013. The 110 stores that are planned for closure contributed approximately $21.0 million in sales and $4.0 million in operating loss in the first quarter of 2011, including $2.0 million in restructuring charges and $1.2 million in impairment of store assets. This compares to last year’s first quarter contribution of approximately $22.9 million in sales and approximately $2.5 million in operating income. There were no restructuring and impairment charges attributable to these stores in the first quarter of 2010.

     For its first group of stores that are scheduled to close by the end of August, the Company has commenced its enhanced targeted marketing program designed to support the transfer of customer spend to other stores in the same markets or to its direct channel.
Second Quarter 2011 Comments
     Second quarter-to-date sales and customer traffic continue to trend negative, with top-line sales to date down approximately low-teens compared to the same period last year. The Company expects high levels of promotional and markdown activity to continue throughout the second quarter, resulting in an expected increase in cost of sales, buying and occupancy as a percent of net sales of approximately 1,000 basis points compared to the same period last year. Selling, general and administrative expenses on a dollar basis are expected to increase slightly from the prior year second quarter, due in-part to continued incremental marketing investments.
     Ms. Sullivan concluded, “We expect second quarter sales and gross margin will be significantly below last year, resulting from high promotional and markdown activity as we work to clear slower moving goods and better position ourselves for fall. As previously stated, fiscal 2011 will be a transition year and as we move forward in our turnaround efforts this year, our financial flexibility and liquidity are expected to fully enable us to support our anticipated working capital needs and the implementation of our strategic initiatives.”
     The above outlook is based on the Company’s internal assumptions and estimates, is subject to its accompanying forward-looking statement and is not a guarantee of future performance or financial condition.
Conference Call Details
     As previously announced, Talbots will host a conference call today June 7, 2011, at 10:00 a.m. local time to discuss first quarter 2011 results. To listen to the live call, please dial (866) 336-2423, passcode “TLB” or log on to www.thetalbotsinc.com/ir/ir.asp. The call will be archived on its web site www.thetalbotsinc.com for a period of twelve months. In addition, an audio replay of the call will be available shortly after its conclusion and archived through June 09, 2011. This archived call may be accessed by dialing (800) 642-1687; passcode 72340294.
The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. At the end of the first quarter 2011, the Company operated 568 Talbots stores in 46 states and Canada. Talbots brand on-line shopping site is located at www.talbots.com.

CONTACT:	The Talbots, Inc Julie Lorigan Senior Vice President, Investor and Media Relations

(781) 741-7775 FD Leigh Parrish, Evan Goetz Investor and Media Relations (212) 850-5651, (212) 850-5639
Cautionary Statement and Certain Risk Factors to Consider
     This press release contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “projected,” “believe,” “anticipate,” “outlook,” “will,” “would,” “should,” “potential” or similar statements or variations of such terms. All of the information concerning our future liquidity, future financial performance and results, future credit facilities and availability, future cash flows and cash needs, strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information. Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our internal plan, regular-price, promotional and markdown selling, operating cash flows, liquidity and credit availability for all forward periods. Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following risks and uncertainties:
•	the ability to successfully increase our customer traffic and the success and customer acceptance of our merchandise offerings in our stores, on our website and in our catalogs;

•	the risks associated with our efforts to successfully implement, adjust as appropriate and achieve the benefits of our current strategic initiatives including store segmentation, store re-imaging, store rationalization, enhanced marketing, information technology reinvestments and any other future initiatives that we may undertake;

•	the risks associated with our efforts to maintain our traditional customer and expand to attract new customers;

•	the risks associated with competitive pricing pressures and the current increased promotional environment;

•	the risks associated with our on-going efforts to adequately manage the increase in various input costs, including increases in the price of raw materials, higher labor costs in countries of manufacture and significant increases in the price of fuel, which impacts our freight costs;

•	the risks associated with our ability to access on satisfactory terms, or at all, adequate financing and sources of liquidity as and when necessary to fund our continuing operations, working capital needs and strategic initiatives and to obtain further increases in our Credit Facility or obtain other or additional credit facilities as may be needed if cash flows from operations or other capital resources are not sufficient at any time or times;

•	the satisfaction of all borrowing conditions at all times under our Credit Facility including accuracy of all representations and warranties, no defaults or events of default, absence of material adverse effect or change and all other borrowing conditions;

•	the continuing material impact of the U.S. economic environment on our business, continuing operations, liquidity and financial results, including any negative impact on consumer discretionary spending, substantial loss of household wealth and savings and continued high unemployment levels;

•	the ability to attract and retain talented and experienced executives that are necessary to execute our strategic initiatives;

•	the ability to accurately estimate and forecast future regular-price, promotional and markdown selling and other future financial results and financial position;

•	the risks associated with our appointment of an exclusive global merchandise buying agent, including that the anticipated benefits and cost savings from this arrangement may not be realized or may take longer to realize than expected and the risk that upon any cessation of the relationship, for any reason, we would be unable to successfully transition to an internal or other external sourcing function;

•	the ability to continue to purchase merchandise on open account purchase terms at existing or future expected levels and with acceptable payment terms and the risk that suppliers could require earlier or immediate payment or other security due to any payment concerns;

•	the risks and uncertainties in connection with any need to source merchandise from alternate vendors;

•	any impact to or disruption in our supply of merchandise including from any current or any future increased political, social or other unrest or future labor shortages in various other countries;

•	the ability to successfully execute, fund and achieve the expected benefits of our supply chain initiatives;

•	any significant interruption or disruption in the operation of our distribution facility or the domestic and international transportation infrastructure;

•	the risk that estimated or anticipated costs, charges and liabilities to settle and complete the transition and exit from and disposal of the J. Jill business, including both retained obligations and contingent risk for assigned obligations, may materially differ from or be materially greater than anticipated;

•	any future store closings and the success of and necessary funding for closing underperforming stores;

•	the risks associated with our upscale outlet expansion;

•	the ability to reduce spending as needed;

•	the ability to achieve our financial plan and strategic plan for operating results, working capital and cash flows;

•	any negative publicity concerning the specialty retail business in general or our business in particular;

•	the risk of impairment of goodwill and other intangible or long-lived assets;

•	the risk associated with our efforts in transforming our information technology systems to meet our changing business systems and operations;

•	any lack of sufficiency of available cash flows and other internal cash resources to satisfy all future operating needs and other cash requirements; and

•	the risks and uncertainties associated with the outcome of current and future litigation, claims, tax audits and tax and other proceedings and the risk that actual liabilities, assessments or other financial impact will exceed any estimated, accrued or expected amounts or outcomes.

     All of our forward-looking statements are as of the date of this press release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this press release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, prospects and liquidity. Except as required by law, we do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections or other circumstances affecting such forward-looking statements occurring after the date of this press release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us following this press release which modify or impact any of the forward-looking statements contained in this press release will be deemed to modify or supersede such statements in this press release.
     In addition to the information set forth in this press release, you should carefully consider the risk factors and risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2011 and other periodic reports filed with the SEC.

THE TALBOTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
Amounts in thousands except per share data

	Thirteen Weeks Ended
	April 30,	May 1,
	2011	2010
Net sales	$301,310	$320,661

Costs and expenses
Cost of sales, buying and occupancy	193,965	180,845
Selling, general and administrative	99,811	108,139
Restructuring charges	2,265	4,959
Impairment of store assets	1,217	6
Merger-related costs	885	23,813

Operating income	3,167	2,899

Interest
Interest expense	2,044	8,435
Interest income	16	21

Interest expense, net	2,028	8,414

Income (loss) before taxes	1,139	(5,515)

Income tax expense	231	1,581

Income (loss) from continuing operations	908	(7,096)

(Loss) income from discontinued operations, net of tax	(169)	2,728

Net income (loss)	$739	$(4,368)

Basic earnings (loss) per share:
Continuing operations	$0.01	$(0.12)
Discontinued operations	—	0.04

Net earnings (loss)	$0.01	$(0.08)

Diluted earnings (loss) per share:
Continuing operations	$0.01	$(0.12)
Discontinued operations	—	0.04

Net earnings (loss)	$0.01	$(0.08)

Weighted average shares outstanding:

Basic	68,709	57,873

Diluted	69,276	57,873

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
Amounts in thousands

	April 30,	January 29,	May 1,
	2011	2011	2010
Cash and cash equivalents	$8,569	$10,181	$14,675
Customer accounts receivable, net	164,282	145,472	184,611
Merchandise inventories	177,134	158,040	156,661
Other current assets	53,828	37,419	53,466

Total current assets	403,813	351,112	409,413

Property and equipment, net	181,595	186,658	205,413
Goodwill	35,513	35,513	35,513
Trademarks	75,884	75,884	75,884
Other assets	18,970	19,349	20,280

Total Assets	$715,775	$668,516	$746,503

Accounts payable	$97,790	$91,855	$77,012
Accrued liabilities	122,314	137,824	146,163
Revolving credit facility	86,800	25,516	94,144

Total current liabilities	306,904	255,195	317,319

Deferred rent under lease commitments	88,742	93,440	109,968
Deferred income taxes	28,456	28,456	28,456
Other liabilities	105,512	107,839	131,155
Stockholders’ equity	186,161	183,586	159,605

Total Liabilities and Stockholders’ Equity	$715,775	$668,516	$746,503

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
Amounts in thousands

	Thirteen Weeks Ended
	April 30,	May 1,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$739	$(4,368)
(Loss) income from discontinued operations, net of tax	(169)	2,728

Income (loss) from continuing operations	908	(7,096)
Depreciation and amortization	13,893	16,143
Stock-based compensation	2,894	4,152
Amortization of debt issuance costs	549	1,563
Impairment of store assets	1,217	6
Gift card breakage income	(165)	—
Deferred and other items	(4,165)	(576)
Changes in:
Customer accounts receivable	(18,759)	(20,956)
Merchandise inventories	(18,921)	(13,764)
Accounts payable	5,417	(26,532)
Accrued liabilities	(14,478)	161
All other working capital	(18,993)	2,460

Net cash used in operating activities	(50,603)	(44,439)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(9,697)	(1,417)
Cash acquired in merger with BPW Acquisition Corp.	—	332,999

Net cash (used in) provided by investing activities	(9,697)	331,582

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on revolving credit facility	507,200	260,000
Payments on revolving credit facility	(445,916)	(165,856)
Payments on related party borrowings	—	(486,494)
Payment of debt issuance costs	—	(5,755)
Payment of equity issuance costs	—	(1,482)
Proceeds from warrants exercised	—	19,042
Proceeds from options exercised	1	200
Excess tax benefit from options exercised and stock units vested	—	189
Purchase of treasury stock	(2,174)	(1,698)

Net cash provided by (used in) financing activities	59,111	(381,854)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	368	246

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	(791)	(3,622)
Effect of exchange rate changes on cash	—	(13)

	(791)	(3,635)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,612)	(98,100)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	10,181	112,775

CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,569	$14,675

SEC Regulation G
THE TALBOTS, INC. AND SUBSIDIARIES
Reconciliation of GAAP income (loss) from continuing operations to non-GAAP (“adjusted”) income from continuing operations (unaudited)
Amounts in thousands except per share amounts

	For the 13 weeks ended		For the 13 weeks ended
	April 30, 2011		May 1, 2010
Income (loss) from continuing operations	$908	$0.01	$(7,096)	$(0.12)
Restructuring charges	2,265	0.04	4,959	0.09
Impairment of store assets	1,217	0.02	6	—
Merger-related costs	885	0.01	23,813	0.41
Store re-image initiative (a)	73	—	—	—

Adjusted income from continuing operations	$5,348	$0.08	$21,682	$0.38

Reconciliation of GAAP operating income to non-GAAP (“adjusted”) operating income (unaudited)
Amounts in thousands

	For the 13 weeks ended	For the 13 weeks ended
	April 30, 2011	May 1, 2010
Operating income	$3,167	$2,899
Restructuring charges	2,265	4,959
Impairment of store assets	1,217	6
Merger-related costs	885	23,813
Store re-image initiative (a)	73	—

Adjusted operating income	$7,607	$31,677

(a)	Costs incurred related to the store re-image initiative include accelerated depreciation of leasehold improvements and other costs associated with property disposed of under the program.

THE TALBOTS, INC. AND SUBSIDIARIES
Additional Store Metrics
Store Count (unaudited)

	May 1,			January 29,			April 30,
	2010	Openings	Closings	2011	Openings	Closings	2011
Retail	540	—	(19)	521	—	(6)	515
Upscale Outlets	18	11	(1)	28	6	—	34
Surplus Outlets	21	—	(2)	19	—	—	19

Total	579	11	(22)	568	6	(6)	568
Total Store Selling Square Footage (unaudited)
Amounts in thousands

	May 1,	January 29,	April 30,
	2010	2011	2011
Retail	2,964	2,870	2,834
Upscale Outlets	67	101	118
Surplus Outlets	165	149	149

Total	3,196	3,120	3,101